UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Under Rule 14a-12

                            INKSURE TECHNOLOGIES INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          -----------------------------------------------------------------
     2)   Aggregate number of securities to which transaction applies:

          -----------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          -----------------------------------------------------------------
     4)   Proposed maximum aggregate value of transaction:

          -----------------------------------------------------------------
     5)   Total fee paid:

          -----------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

          1)   Amount previously paid:

          ------------------------------------------------
          2)   Form, Schedule or Registration Statement No:

          ------------------------------------------------
          3)   Filing party:

          ------------------------------------------------
          4)   Date Filed:

          ------------------------------------------------

                            INKSURE TECHNOLOGIES INC.
                              1770 N.W. 64TH STREET
                      SUITE 350, FORT LAUDERDALE, FL 33309
                                                                    MAY 31, 2005


Dear Stockholder,

     You are cordially invited to attend the 2005 Annual Meeting of Stockholders of InkSure Technologies Inc. (the "Company") to be held at 10:00 a.m. on Thursday, July 7, 2005 at the offices of Mintz Levin Cohn Ferris Glovsky and Popeo, P.C., Chrysler Center, 666 Third Avenue, 25th Floor, New York, New York 10017.

     At the Annual Meeting, seven (7) persons will be elected to the Board of Directors. In addition, the Company will ask its stockholders to ratify the selection of Brightman Almagor & Co., CPA, A member firm of Deloitte Touche Tohmatsu ("BAC"), as the Company's independent public accountants. The Board of Directors recommends the approval of each of these proposals. Such other business will be transacted as may properly come before the Annual Meeting.

     We hope you will be able to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that your shares are represented. Therefore, you are urged to complete, sign, date and return the enclosed proxy card, attached hereto as Appendix A, promptly in accordance with the instructions set forth on the card. This will ensure your proper representation at the Annual Meeting.

                                                        Sincerely,



                                                        YARON MEERFELD
                                                        CHIEF EXECUTIVE OFFICER


                             YOUR VOTE IS IMPORTANT.
                       PLEASE RETURN YOUR PROXY PROMPTLY.

                            INKSURE TECHNOLOGIES INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD JULY 7, 2005


To the Stockholders of InkSure Technologies Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of InkSure Technologies Inc., a Delaware corporation (the "Company"), will be held on Thursday, July 7, 2005 at the offices of Mintz Levin Cohn Ferris Glovsky and Popeo, P.C., Chrysler Center, 666 Third Avenue, 25th Floor, New York, New York 10017 at 10:00 a.m. for the following purposes:

1. To elect seven (7) members to the Board of Directors to hold office until the next annual meeting of Stockholders and until their successors are duly elected and qualified.

2. To ratify the selection of Brightman Almagor & Co., CPA, A member firm of Deloitte Touche Tohmatsu ("BAC"), as the Company's independent public accountants.

3. To transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

     The Board of Directors has fixed the close of business on May 20, 2005 as the record date for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof.

     All Stockholders are cordially invited to attend the Annual Meeting.

     WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING OR NOT, YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY CARD, ATTACHED HERETO AS APPENDIX
A. A PRE-ADDRESSED, POSTAGE PREPAID RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE SHOULD YOU CHOOSE TO VOTE BY RETURNING YOUR PROXY VIA MAIL.


                                BY ORDER OF THE BOARD OF DIRECTORS


                                EYAL BIGON
                                CHIEF FINANCIAL OFFICER, TREASURER AND SECRETARY

                            INKSURE TECHNOLOGIES INC.
                              1770 N.W. 64TH STREET
                       SUITE 350 FORT LAUDERDALE, FL 33309
                                 (954) 772-8507

                         _______________________________

                                 PROXY STATEMENT
                         _______________________________

                               GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of InkSure Technologies Inc. (the "Company"), a Delaware corporation, of proxies, in the accompanying form, to be used at the Annual Meeting of Stockholders to be held at 10:00 a.m. on Thursday, July 7, 2005 at the offices of Mintz Levin Cohn Ferris Glovsky and Popeo, P.C., Chrysler Center, 666 Third Avenue, 25th Floor, New York, New York 10017, and any adjournments thereof (the "Meeting").

     Where the Stockholder specifies a choice on the proxy as to how his or her shares are to be voted on a particular matter, the shares will be voted accordingly. If no choice is specified, the shares will be voted:

     o FOR the election of the seven (7) nominees for director named herein; and

     o FOR the ratification of the appointment of Brightman Almagor & Co., CPA, A member firm of Deloitte Touche Tohmatsu ("BAC"), as the Company's independent public accountants for the fiscal year ending December 31, 2005.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date. Any Stockholder who has executed a proxy but is present at the Meeting, and who wishes to vote in person, may do so by revoking his or her proxy as described in the preceding sentence. Shares represented by valid proxies in the form enclosed, received in time for use at the Meeting and not revoked at or prior to the Meeting, will be voted at the Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's Common Stock is necessary to constitute a quorum at the Meeting. Votes of Stockholders of record who are present at the meeting in person or by proxy, abstentions, and broker non-votes (as defined below) are counted as present or represented at the meeting for purposes of determining whether a quorum exists.

     Nominees for election as directors at the meeting will be elected by a plurality of the votes cast at the election in person or by proxy. Withholding authority to vote for a nominee for director will have no effect on the outcome of the vote. The proposal to ratify the Company's independent auditors requires the affirmative vote of a majority of the shares of capital stock having voting power present in person or represented by proxy at a duly held meeting. Stockholders who abstain from voting as to a particular matter will not be counted as votes in favor of that matter. Accordingly, abstentions will have the effect of a "NO" vote on the second proposal.

     If you hold your shares of Common Stock through a broker, bank or other representative, generally the broker or your representative may only vote the Common Stock that it holds for you in accordance with your instructions. However, if it has not timely received your instructions, the broker or your representative may vote on certain matters for which it has discretionary voting authority. If a broker or your representative cannot vote on a particular matter because it does not have discretionary voting authority, this is a "broker non-vote" on that matter.

     The close of business on May 20, 2005 has been fixed as the record date for determining the Stockholders entitled to notice of and to vote at the Meeting. As of the close of business on May 20, 2005, the Company had 15,011,579 shares of Common Stock outstanding and entitled to vote. Holders of Common Stock are entitled to one vote per share on all matters to be voted on by Stockholders.

     The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of Common Stock of the Company for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, telex and personal solicitation by the directors, officers or employees of the Company. No additional compensation will be paid for such solicitation.

     The Annual Report to Stockholders for the fiscal year ended December 31, 2004 is being mailed to the Stockholders with this Proxy Statement, but does not constitute a part hereof.

     In December 2000, the Securities and Exchange Commission adopted a rule concerning the delivery of annual disclosure documents. The rule allows the Company or brokers holding shares on behalf of Company stockholders to send a single set of the Company's annual report and proxy statement to any household at which two or more of the Company's Stockholders reside, if either the Company or the brokers believe that the stockholders are members of the same family. This practice, referred to as "householding," benefits both Stockholders and the Company. It reduces the volume of duplicate information received by Stockholders and helps to reduce the Company's expenses. The rule applies to the Company's annual reports, proxy statements and information statements. Once Stockholders receive notice from their brokers or from the Company that communications to their addresses will be "householded," the practice will continue until Stockholders are otherwise notified or until they revoke their consent to the practice. Each Stockholder will continue to receive a separate proxy card or voting instruction card.

     Stockholders whose households received a single set of disclosure documents this year, but who would prefer to receive additional copies, may contact the Company's transfer agent, Pacific Stock Transfer Company, by calling it at (702) 361-3033.

     Stockholders who do not wish to participate in "householding" and would like to receive their own sets of the Company's annual disclosure documents in future years, should follow the instructions described below. Stockholders who share an address with another stockholder of the Company and who would like to receive only a single set of the Company's annual disclosure documents, should follow these instructions:

     o Stockholders whose shares are registered in their own name should contact the Company's transfer agent, Pacific Stock Transfer Company, and inform them of their request by calling it at (702) 361-3033 or writing it at 500
     E. Warm Springs Road, STE 240, Las Vegas, NV 89119.

     o Stockholders whose shares are held by a broker or other nominee should contact the broker or other nominee directly and inform them of their request. Stockholders should be sure to include their name, the name of their brokerage firm and their account number.

     Under Delaware law, stockholders are not entitled to dissenters' rights of appraisal on any proposal referred to herein.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of April 13, 2005 concerning the beneficial ownership of the Common Stock by each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, each current member of the Board of Directors, each executive officer named in the Summary Compensation Table in this Proxy Statement, and all directors and current executive officers as a group.


                                                    SHARES BENEFICIALLY OWNED (1)
                                                    -----------------------------
NAME AND ADDRESS**                                    NUMBER             PERCENT
------------------                                    ------             -------
ICTS International N.V. (2)                           5,456,630          34.9%

Albert Attias (3)                                        46,000             *

Yaron Meerfeld (4)                                      718,085           4.7%

Elie Housman (5)                                      1,121,907           7.1%

Eyal Bigon (6)                                          122,334             *

James E. Lineberger (7)                                 769,373           5.0%

Michael Acks(8)                                          27,000             *

David W. Sass (9)                                        60,706             *

Philip M. Getter (10)                                   104,530             *

All directors and current executive officers
as a group (8 persons) (11)                           2,969,935          17.9%

----------

* Represents beneficial ownership of less than 1% of the Company's outstanding shares of Common Stock.

** Except as otherwise indicated, the address of each beneficial owner is c/o InkSure Technologies Inc., 1770 N.W. 64th Street, Suite 350, Fort Lauderdale, FL 33309.

(1) The number of shares of Common Stock issued and outstanding on April 13, 2005 was 15,011,579. The calculation of percentage ownership for each listed beneficial owner is based upon the number of shares of Common Stock issued and outstanding at April 13, 2005, plus shares of Common Stock subject to options and warrants held by such person at April 13, 2005 and exercisable within 60 days thereafter. The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below.

(2) Includes 544,118 shares of Common Stock and warrants to purchase 544,118 shares of Common Stock which are exercisable within 60 days of April; 13, 2005 which are beneficially owned by ICTS-USA, Inc., a wholly owned subsidiary of ICTS International, Inc.; 3,075,676 shares of Common Stock owned by ICTS Information Systems, B.V., a wholly owned subsidiary of ICTS International, Inc.; and 86,957 shares of Common Stock underlying warrants which are currently exercisable or exercisable within 60 days of April 13, 2005. ICTS International, N.V.'s address is One Rockefeller Plaza, Suite 2412, New York, NY 10020.

(3) Includes 46,000 shares of Common Stock underlying options which are currently exercisable or exercisable within 60 days of April 13, 2005.

(4) Includes 232,491 shares of Common Stock underlying options and warrants which are currently exercisable or exercisable within 60 days of April 13, 2005.

(5) Includes 742,195 shares of Common Stock underlying options and warrants which are currently exercisable or exercisable within 60 days of April 13, 2005.

(6) Includes 122,334 shares of Common Stock underlying options which are currently exercisable or exercisable within 60 days of April 13, 2005.

(7) Includes 56,000 shares of Common Stock underlying options which are currently exercisable or exercisable within 60 days of the date hereof. Includes shares held by the Irrevocable Trust of James E. Lineberger u/a 12/17/98, which holds 255,754 warrants to purchase Common Stock which are currently exercisable or exercisable within 60 days of April 13, 2005 and 457,619 shares of Common Stock. Mr. Lineberger does not have voting or dispositive authority over the shares held by the trust. Does not include shares held by L & Co., LLC, which holds 153,452 warrants to purchase Common Stock which are currently exercisable or exercisable within 60 days of April 13, 2005 and 299,571 shares of Common Stock. Mr. Lineberger is the Managing Member of Lineberger & Co., LLC. Lineberger & Co., LLC is the Manager of L & Co., LLC. Mr. Lineberger has no direct ownership in such securities owned by L & Co., LLC.

(8) Includes 27,000 shares of Common Stock underlying options which are currently exercisable or exercisable within 60 days of April 13, 2005.

(9) Includes 53,353 shares of Common Stock underlying options and warrants which are currently exercisable or exercisable within 60 days of April 13, 2005.

(10) Includes 67,765 shares of Common Stock underlying options and warrants which are currently exercisable or exercisable within 60 days of April 13, 2005.

(11) Includes shares of Common Stock underlying options and warrants which are currently exercisable or exercisable within 60 days of April 13, 2005.

                                   MANAGEMENT

BOARD OF DIRECTORS

     Under the Company's Bylaws, the number of members of the Company's Board of Directors is fixed from time to time by the Board of Directors, and directors serve in office until the next annual meeting of Stockholders and until their successors have been elected and qualified.

     The Board of Directors has voted to set the size of the Board of Directors at eight (8) and to nominate Elie Housman, Yaron Meerfeld, James Lineberger, Philip Getter, Michael Acks, Albert Attias and David Sass for election at the Meeting. Ezra Harel, a former member of the Board of Directors died in 2003. The Board of Directors is currently undertaking a search to identify a potential new director who is "independent" as defined by the National Association of Securities Dealers' listing standards to replace Mr. Harel. Stockholders cannot be voted for a greater number of directors than seven (7), the number of nominees named by our Board of Directors.

     Set forth below are the names of the persons nominated as directors, their ages, their offices in the Company, if any, their principal occupations or employment for the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold directorships.

NAME                         AGE         POSITION WITH THE COMPANY
----                         ---         -------------------------
Elie Housman                 68          Chairman and Director
Yaron Meerfeld               45          Chief Executive Officer and Director
James E. Lineberger          68          Director
Philip M. Getter             67          Director
Michael Acks                 37          Director
Albert Attias                76          Director
David W. Sass                69          Director

ELIE HOUSMAN joined InkSure in February 2002 as Chairman and also serves as a director of InkSure. Mr. Housman was a Principal at Charterhouse Group International, a privately held merchant bank, from 1989 until June 2001. At Charterhouse, Mr. Housman was involved in the acquisition of a number of companies with total sales of several hundred million dollars. Prior to Charterhouse, he was co-owner of AP Parts, a $250 million automotive parts manufacturer. Mr. Housman was also the Chairman of Novo Plc. in London, a leading company in the broadcast storage and services industry. At present, Mr. Housman is a director of two public companies, ICTS International, N.V., a prominent aviation security company listed on The Nasdaq Stock Market and EVCI Career Colleges Incorporated, which is listed on The Nasdaq SmallCap Market and the Boston Stock Exchange, and in addition, Mr. Housman serves a director for a number of privately held companies in the United States.

YARON MEERFELD joined InkSure in November 2001 as Chief Executive Officer and also serves as a director of InkSure. During the prior seven years, Mr. Meerfeld developed expertise in authentication and multi-layered security systems for documents, passports, ID cards and smart cards as Managing Director of Kromotek, Inc. and as the Vice President for Sales and Marketing at SuperCom. Prior to joining SuperCom, he served as Vice President for Sales and Marketing at APPLItec Ltd, Director of International Sales and Marketing at IIS Ltd. and in senior sales positions at Eichut Microcomputers, Ltd. Mr. Meerfeld holds a B.Sc. in Economics & Business from Bar Ilan University and an M.B.A. from Tel Aviv University in Israel.

JAMES E. LINEBERGER joined InkSure in September 2002 as a director. Mr. Lineberger is the Managing Member of Lineberger & Co., LLC, a private investment company specializing in leveraged buyouts and venture capital. Prior to founding the firm and its predecessor in 1969, Mr. Lineberger was a member of the corporate finance department of Smith Barney & Co. Inc. Mr. Lineberger was a director of Sensormatic Electronics Corporation from 1969 until 2001, the leading global supplier of electronic article surveillance equipment and systems, and also served as Chairman of the Executive Committee from 1974 until 1998 and Co-Chief Executive Officer from January 1998 through July 1998. He also served as Chairman of the Board of Hilite Industries, Inc., a manufacturer of highly engineered parts for the automotive industry, from 1986 until 1999.

PHILIP M. GETTER has been a director of the Company since January, 2004 and is Chairman of the Audit Committee. Since December 2000, he has been a partner of DAMG Capital LLC, an investment bank. From 1996 to December 2000, he was managing director and head of corporate finance of Prime Charter Ltd. Mr. Getter has more than 30 years of experience in the securities industry. From 1975 to 1982, he was Chairman and Chief Executive Officer of Generics Corporation of America, a public company that was one of the largest generic drug companies in the United States. Mr. Getter is a director and Chairman of the Audit Committees of both EVCI Career Colleges and ICTS International NV both public companies. He has been a member of the League of American Theatres and Producers, serves as Advisor to the American Theatre Wing and is a Trustee of the Kurt Weill Foundation for Music. He has produced events for Broadway, film and television. Mr. Getter received his B.S. in Industrial Relations from Cornell University.

MICHAEL ACKS joined InkSure in January, 2004 as a director. Mr. Acks has served as President of RMC Capital, LLC, an investment company, since it's inception in March 1998. During that time, he has spent periods as a part-time CFO for many of RMC's portfolio companies. From May 1993 to March 1998, Mr. Acks served as Vice President and Controller of ValuJet Airlines (now known as AirTran Airlines, Inc). Mr. Acks worked at Deloitte and Touche from January 1990 until May 1993, last serving as a Senior Auditor. Mr. Acks is a graduate of The Georgia Institute of Technology.

ALBERT ATTIAS joined InkSure in March 2002 as a director. Mr. Attias joined The El-Ad Group, Ltd. as President in September 1996 and served as a director of The El-Ad Group, Ltd until 2004. Prior to 1996, Mr. Attias was Deputy General Manager in the Mercantile Discount Bank, Ltd. in Tel Aviv for twelve years. Previously, Mr. Attias worked at Barclays Bank.

DAVID W. SASS joined InkSure in February 2003. Mr. Sass is the Secretary and a director of Pioneer Commercial Funding and a director and officer of several other private companies. For the past 44 years, Mr. Sass has been a practicing attorney in New York City and is currently a senior partner in the law firm of Mclaughlin & Stern, LLP, a Director of ICTS International N.V. and an honorary trustee of Ithaca College.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETINGS

     MEETING ATTENDANCE. During the fiscal year ended December 31, 2004, there were six meetings of the Board of Directors. The Board of Directors also acted once by unanimous written consent. No director attended fewer than 75% of the total number of meetings of the Board of Directors or of committees of the Board of Directors on which he served during this time period.

     AUDIT COMMITTEE. During the fiscal year ended December 31, 2004, there were four meetings of the Audit Committee. The Audit Committee has three members: Mr. James E. Lineberger, Mr. Philip M. Getter and Mr. Michael Acks. The Audit Committee has the authority to retain and terminate the services of the Company's independent accountants, reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. All members of the Audit Committee satisfy the current independence standard promulgated by the Securities and Exchange Commission, as such standards apply specifically to members of audit committees. The Board of Directors has determined that Mr. Philip Getter and Mr. Michael Acks are each an "audit committee financial expert" as the Securities and Exchange Commission has defined that term in Item 401 of Regulation S-B.

     COMPENSATION COMMITTEE. During the fiscal year ended December 31, 2004 there were two meetings of the Compensation Committee. The Compensation Committee has three members: Mr. Albert Attias, Mr. Philip M. Getter and Mr. David W. Sass. The Compensation Committee reviews, approves and makes recommendations on the Company's compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to the success of the Company.

     EXECUTIVE COMMITTEE. The Executive Committee did not meet during the fiscal year ended December 31, 2004. The Executive Committee has four members: Mr. Elie Housman, Mr. James E. Lineberger, Mr. Philip M. Getter and Mr. Yaron Meerfeld. The Executive Committee shall have all of the powers and authority of the Board of Directors in the management of the business and affairs of the Company; provided that the Executive Committee thereafter shall report all of its actions to the Board of Directors; and further provided, however, that the Executive Committee shall not have the power to do the following: (i) amend the Certificate of Incorporation of the Company; (ii) adopt an agreement of reorganization, merger or consolidation; (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Company's property or assets; (iv) recommend to the stockholders a dissolution of the Company or a revocation of a dissolution; (v) amend the By-Laws of the Company; (vi) declare dividends; (vii) approve the Company's annual budget; (viii) issue stock or other equity securities of the Company or (ix) any other action required to be taken by the full Board of Directors by the Delaware General Corporate Law.

     The Company does not have a standing nominating committee. The Board of Directors has not established a nominating committee primarily because the current composition and size of the Board of Directors permits candid and open discussion regarding potential new members of the Board of Directors. The entire Board of Directors currently operates as the nominating committee for the Company. Of the seven directors currently serving on the Board of Directors, the Company believes that Philip M. Getter, David W. Sass, Albert Attias and Michael Acks are independent directors within the meaning of Rule 4200 of the National Association of Securities Dealers' listing standards. There is no formal process or policy that governs the manner in which the Company identifies potential candidates for the Board of Directors. Historically, however, the Board of Directors has considered several factors in evaluating candidates for nomination to the Board of Directors, including the candidate's knowledge of the Company and its business, the candidate's business experience and credentials, and whether the candidate would represent the interests of all the Company's stockholders as opposed to a specific group of stockholders. The Company does not have a formal policy with respect to its consideration of Board of Directors nominees recommended by stockholders of the Company. However, the Board of Directors will consider candidates recommended by stockholders on a case-by-case basis. A stockholder who desires to recommend a candidate for nomination to the Board of Directors should do so in writing to the Company at 1770 N.W. 64th Street, Suite 350, Fort Lauderdale, FL 33309, Attn: Chief Financial Officer.

SHAREHOLDER COMMUNICATIONS TO THE BOARD

     Generally, shareholders who have questions or concerns should contact our Investor Relations Consultant, R. Jerry Faulkner at R.J. Faulkner & Company, Inc. at (800) 377-9893. Alternatively a shareholder can contact the members of the Board of Directors by writing to: Board of Directors, c/o Chief Financial Officer, InkSure Technologies Inc., 1770 N.W. 64th Street, Suite 350, Fort Lauderdale, FL 33309. All communications received either in writing will be distributed to the members of the Board of Directors deemed appropriate depending on the facts and circumstances outlined in the communication received.

COMPENSATION OF DIRECTORS

     The Company's policy is to pay no cash compensation to members of the Board of Directors for attendance at Board of Directors meetings or committee meetings.

     Directors are entitled to receive options under the Company's 2002 Employee, Director and Consultant Stock Option Plan. On February 24, 2004, the Company granted options to purchase shares of Common Stock to each of its non-employee directors during the fiscal year ended December 31, 2004. Each director received: base quantity of 22,000 options and additional options based on such person's membership in Committees of the Board of Directors. The exercise price of such options was $0.80, the market price on date of grant. Such options become exercisable over a one-year period.

EXECUTIVE OFFICERS

     The names of, and certain information regarding, executive officers of the Company who are not also directors are set forth below. Except for executive officers that have employment agreements with the Company, the executive officers serve at the pleasure of the Board of Directors.

NAME                AGE         POSITION
----                ---         --------
Eyal Bigon          39          Chief Financial Officer,
                                Secretary and Treasurer


     EYAL BIGON, C.P.A., joined InkSure in January 2002 as Chief Financial Officer, Secretary and Treasurer. As of October 2003 he was appointed as the CEO of the Company's Israeli subsidiary, InkSure Ltd. During the prior five years, he was the Chief Financial Officer of RiT Technologies (NASDAQ: RITT), a leading provider of integrated network management solutions for the communications market. Prior to joining RiT, Mr. Bigon held financial positions at Tadiran (a formerly public company involved in the technology sector) and IBM. Mr. Bigon has a B.A. in Accounting and Economics and an M.B.A. in Marketing and International Management from Tel-Aviv University.

                             EXECUTIVE COMPENSATION

     On October 23, 2002 as a result of a "reverse merger" transaction, a wholly owned subsidiary of Lil Marc, Inc. merged with and into InkSure Technologies Delaware, Inc. ("Old InkSure") pursuant to which Old InkSure became a wholly-owned subsidiary of Lil Marc in a transaction accounted for as a reverse acquisition of Lil Marc by Old InkSure. Prior to the reverse merger, Lil Marc was a non-operating public shell corporation with nominal assets. Following the reverse merger, the management of Old InkSure controlled the merged company and the principal shareholders of Old InkSure became principal shareholders of the merged company. Following the closing of the reverse merger, Lil Marc changed its name to InkSure Technologies Inc. As a result of the reverse merger transaction, Old InkSure continued as an operating entity, changed its name to IST Operating Inc., and remained the Company's wholly owned subsidiary. The historical financial statements of Old InkSure replaced those of Lil Marc. However, the information provided in this section is presented on an annualized basis rather than pro rated over the period of time such executive has been with the Company.

SUMMARY COMPENSATION TABLE

     The following Summary Compensation Table sets forth summary information as to compensation received by the Company's Chief Executive Officer and each of the four other most highly compensated executive officers who were employed by the Company at the end of December 31, 2004 and who earned more than $100,000 during such fiscal year (collectively, the "named executive officers") for services rendered to the Company in all capacities during the three fiscal years ended December 31, 2004, December 31, 2003 and December 31, 2002. The table does not include summary information as to the Company's executive officers prior to the reverse merger.


                                     Annual Compensation                          Long-Term Compensation
                              -----------------------------------     ---------------------------------------------------
                                                                                                 Payouts
                                                                        -------                  -------
                                                                        Awards     Securities
                                                       Other           Restricted  Underlying
Name and Principal                                     Annual            Stock      Options/       LTIP         All Other
     Position        Year     Salary     Bonus     Compensation(1)      Awards       SARS(#)      Payouts      Compensation
     --------        ----     ------     -----     ---------------      ------       -------      -------      ------------
Yaron Meerfeld       2002    $121,475      $0          $13,000             $0          57,000       $0             $0
Chief Executive
Officer
                     2003    $148,000      $0          $12,000             $0               0       $0             $0

                     2004    $160,000      $0          $12,000             $0         250,000       $0             $0


Eyal Bigon           2002    $105,315      $0          $12,000             $0          55,000       $0             $0
Chief Financial
Officer, Secretary
and Treasurer
                     2003    $121,000      $0          $12,000             $0          25,000       $0             $0



                     2004    $127,000      $0          $12,000             $0         110,000       $0             $0

----------

     (1) Other Annual Compensation during the 2002, 2003 and 2004 fiscal years consisted of a company car that was provided to each of Messrs. Meerfeld and Bigon.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information regarding each stock option granted during fiscal year 2004 to each of the named executive officers.

                                                 Individual Grants
                                --------------------------------------------------
                               Number of         % of Total
                              Securities        Options/SARs        Exercise
                              Underlying         Granted to          or Base
                             Options/SARs       Employees in          Price        Expiration
     Name                   Granted (#) (1)      Fiscal Year        ($/Share)         Date
     ----                   ---------------      -----------        ---------         ----
Yaron Meerfeld               200,000(2)         30.0%               $0.80             2/24/09
                              50,000(3)          7.5%               $1.25            12/09/09
Eyal Bigon                   100,000(2)         15.0%               $0.80             2/24/09
                              10,000(3)          1.5%               $1.25            12/09/09

----------

(1) The options were granted pursuant to the Company's 2002 Employee, Director and Consultant Stock Option Plan.

(2) These options vest and become exercisable over a two-year period with 50% vesting on the annual anniversary.

(3) These options vest and become exercisable over a two-year period with 33% vesting upon issuance and 33% vesting on the annual anniversary of issuance for the subsequent two years.

     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

          The following table provides information regarding the exercises of options by each of the named executive officers during the 2004 fiscal year. In addition, this table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 2004 and the values of "in-the-money" options, which values represent the positive spread between the exercise price of any such option and the fiscal year-end value of the Common Stock.

                                                                 Number of Securities Underlying        Value of the Unexercised
                                       Shares                        Unexercised Options                 In-The-Money Options
                                      Acquired                        At Fiscal Year-end                 At Fiscal Year-end (2)
                                         on         Value             ------------------                 ----------------------
            Name                      Exercise     Realized      Exercisable      Unexercisable     Exercisable       Unexercisable
            ----                      --------     --------      -----------      -------------     -----------       -------------
                                                      (1)
                                                      ---
     Yaron Meerfeld                 0                  $0               73,667           233,333      25,650            $90,000

     Eyal Bigon                     0                  $0               53,000           137,000      14,850             54,900

----------

(1) Amounts shown in this column do not necessarily represent actual value realized from the sale of the shares acquired upon exercise of the option because in many cases the shares are not sold on exercise but continue to be held by the executive officer exercising the option. The amounts shown represent the difference between the option exercise price and the market price on the date of exercise, which is the amount that would have been realized if the shares had been sold immediately upon exercise.

(2) The value of unexercised in-the-money options at fiscal year end assumes a fair market value for the Company's Common Stock of $1.25, the closing sale price per share of the Company's Common Stock as reported on the OTC Electronic Bulletin Board on December 31, 2004.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

     On February 6, 2002, Old InkSure entered into a two-year employment agreement with Elie Housman. The agreement provides for an annual base salary of $75,000. Pursuant to the agreement, Old InkSure granted to Mr. Housman seven-year options to purchase 478,469 shares of Old InkSure common stock, which options are exercisable at a price per share of $0.966. The options granted to Mr. Housman were not granted pursuant to Old InkSure's option plan. All of such options have vested. Either party may terminate the agreement on ten days' prior written notice or upon the occurrence of certain events constituting cause or good reason. In the event the agreement is terminated without cause or for good reason, Mr. Housman would be entitled to a lump sum severance payment equal to Mr. Housman's annual base salary. The agreement also contains customary provisions with respect to benefits, reimbursement of expenses, confidentiality and non-competition. In connection with the merger of Old InkSure with the Company's wholly owned subsidiary, the Company assumed the rights and obligations of this agreement and the options to purchase shares of Old InkSure common stock were converted into options to purchase shares of the Company's Common Stock. In February 2004 this employment agreement was extended for an additional two-year term without any change in the annual base salary and no new issuance of options.


     On February 10, 2003, the Company entered into an employment agreement with Yaron Meerfeld, the Chief Executive Officer of the Company. The agreement provides for an annual base salary of $108,000 plus customary payments that are made to employees in Israel and the use of a company automobile. Mr. Meerfeld may terminate the agreement on 180 days' prior written notice and the Company may terminate the agreement on 270 days' prior written notice, provided that the Company may terminate the agreement without prior notice upon the occurrence of certain events constituting justifiable cause. The agreement also contains customary provisions with respect to benefits, reimbursement of expenses and confidentiality.


     On February 10, 2003, the Company entered into an employment agreement with Eyal Bigon, the Chief Financial Officer, Secretary and Treasurer of the Company. The agreement provides for an annual base salary of $90,000 plus customary payments that are made to employees in Israel and the use of a company automobile. Mr. Bigon may terminate the agreement on 180 days' prior written notice and the Company may terminate the agreement on 270 days' prior written notice, provided that the Company may terminate the agreement without prior notice upon the occurrence of certain events constituting justifiable cause. The agreement also contains customary provisions with respect to benefits, reimbursement of expenses and confidentiality.

     The outstanding option agreements issued under the Company's Option Plan provide for acceleration of the vesting of the options granted upon or in connection with a change in control.


                            REPORT OF AUDIT COMMITTEE

     The Audit Committee of the Board of Directors has furnished the following report:

     The Audit Committee assists the Board of Directors in overseeing and monitoring the integrity of the Company's financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board of Directors and attached as Appendix E to the Company's proxy report for the fiscal year ended December 31, 2002 that was filed with the Securities Exchange Commission on March 30, 2003. The Audit Committee reviews and reassesses the Charter annually and recommends any changes to the Board of Directors for approval. The Audit Committee is responsible for overseeing the Company's overall financial reporting process. In fulfilling its responsibilities for the financial statements for fiscal year 2004, the Audit Committee took the following actions:

     o Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2004 with management and Kost Forer Gabbay and Kasierer, a member of Ernst & Yong Global ("KFGK");

     o Discussed with KFGK the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and

     o Received written disclosures and the letter from KFGK regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee further discussed with KFGK their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Committee determined appropriate.

     Based on the Audit Committee's review of the audited financial statements and discussions with management and KFGK, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004 for filing with the Securities and Exchange Commission.

                        Members of the InkSure Technologies Inc. Audit Committee
                                                         MR. PHILIP M. GETTER
                                                         MR. JAMES E. LINEBERGER
                                                         MR. MICHAEL ACKS

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who own more than 10% of the Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2004 all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with except that the following persons did not file a Form 3 in connection with the issuance of options in February 2004: Philip M. Getter and David W. Sass. In addition, ICTS International N.V. did not file a Form 4 in connection with its April 2004 purchase of Common Stock and warrants to purchase Common Stock.

                                 CODE OF ETHICS

     The Company has adopted a code of conduct and ethics that applies to all of its employees, including its Chief Executive Officer and Chief Financial and Accounting Officers. The text of the code of conduct and ethics is available on our website, www.inksure.com. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within five business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is then permitted by the rules of the OTC Electronic Bulletin Board.

                              ELECTION OF DIRECTORS

                                 (NOTICE ITEM 1)


     Under the Company's Charter, the number of directors is fixed from time to time by the Board of Directors, and directors serve in office until the next annual meeting of Stockholders and until their successors have been elected and qualified.

     The Board of Directors has voted (i) to set the size of the Board of Directors at eight (8) and (ii) to nominate Elie Housman, Yaron Meerfeld, James
E. Lineberger, Philip M. Getter, Michael Acks, Albert Attias and David W. Sass for election at the Meeting to serve until the next annual meeting of Stockholders and until their respective successors have been elected and qualified. Ezra Harel, a former member of the Board of Directors died in 2003. The Board of Directors is currently undertaking a search to identify a potential new director who is "independent" as defined by the National Association of Securities Dealers' listing standards to replace Mr. Harel. Your proxy cannot be voted for a greater number of directors than seven, the number of nominees named by our Board of Directors.

     Unless authority to vote for any of the nominees named above is withheld, the shares represented by the enclosed proxy, attached hereto as Appendix A, will be voted FOR the election as directors of such nominees. In the event that any nominee shall become unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in that nominee's place. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve.

     A plurality of the votes cast at election in person or by proxy is required to elect each nominee as a director.

     THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF ELIE HOUSMAN, YARON MEERFELD, JAMES E. LINEBERGER, PHILIP M. GETTER, MICHAEL ACKS, ALBERT ATTIAS AND DAVID W. SASS AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                         INDEPENDENT PUBLIC ACCOUNTANTS

                                 (NOTICE ITEM 2)

     The Board of Directors, upon the recommendation of its audit committee, has appointed Brightman Almagor & Co., CPA, A member firm of Deloitte Touche Tohmatsu ("BAC"), to audit the financial statements of the Company for the fiscal year ending December 31, 2005. The Board of Directors proposes that the Stockholders ratify this appointment.

     Kost Forer Gabbay and Kasierer, a member of Ernst and Yong Global ("KFGK") audited the Company's financial statements for the fiscal year ended December 31, 2004. Effective April 14, 2005, InkSure engaged BAC as its principal independent registered public accountant. The Company expects that representatives of BAC will be present at the Meeting via conference call, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

     The following table presents fees for professional audit services rendered by KFGK for the audit of the Company's annual financial statements for the years ended December 31, 2004 and December 31, 2003 and fees billed for other services rendered by KFGK during the same period. The following table also reflects fees for certain services related to tax compliance in Israel and reporting rendered by KFGK during the fiscal years ended December 31, 2004 and December 31, 2003.



                            Fiscal Year Ended 12/31/04       Fiscal Year Ended 12/31/03
                            --------------------------       --------------------------
Audit fees(1)                      $33,500                          $33,500
Audit related fees                 $     0                          $     0
Tax fees(2)                        $ 4,000                          $ 4,000
All other fees                     $     0                          $ 4,000 (3)
                                   -------                          -------
   Total                           $37,500                          $41,500

     (1) Audit fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits.

     (2) Tax fees consist principally of assistance with tax matters related to tax compliance and reporting in Israel.

     (3) All other fees for the fiscal year ended December 31, 2003 consisted principally of assistance with matters related to the Registration Statement on Form SB-2 that the Company filed in 2003.

     All of the services set forth above in the categories were approved by the Audit Committee pursuant to Rule 2-01(c)(7)(i)(C) (relating to the approval of a de minimis amount of non-audit services after the fact but before completion of the audit).

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITORS

     Consistent with Securities and Exchange Commission policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

     Prior to engagement of the independent auditor for the next year's audit, management will submit an estimate of fees for the services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

     1. AUDIT services include audit work performed in the preparation of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

     2. AUDIT-RELATED services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

     3. TAX services include services related to tax compliance, tax planning, and tax advice.

     4.OTHER FEES are those associated with services not captured in the other categories.

     Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

     The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

     In the event that ratification of the appointment of BAC, as the independent public accountants for the Company is not obtained at the Meeting, the Board of Directors will reconsider its appointment.

     The number of votes cast in favor of the action must exceed the number of votes cast in opposition of the action to ratify the appointment of the independent public accountants.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE RATIFICATION OF THE APPOINTMENT OF BRIGHTMAN ALMAGOR & CO., CPA, A MEMBER FIRM OF DELOITTE TOUCHE TOHMATSU, AS INDEPENDENT PUBLIC ACCOUNTANTS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.


                                  OTHER MATTERS

     The Board of Directors knows of no other business which will be presented to the Meeting. If any other business is properly brought before the Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.


                              STOCKHOLDER PROPOSALS

     To be considered for inclusion in the proxy statement relating to the Company's Annual Meeting of stockholders to be held in 2006, stockholder proposals must be received no later than February 1, 2006. If the Company does not receive notice of any matter to be considered for presentation at the Annual Meeting, although not included in the proxy statement, by March 15, 2006, management proxies may confer discretionary authority to vote on the matters presented at the Annual Meeting by a stockholder in accordance with Rule 14a-4 under the Securities Exchange Act of 1934, as amended. All stockholder proposals should be marked for the attention of Eyal Bigon, Chief Financial Officer, InkSure Technologies Inc., 1770 N.W. 64th Street, Suite 350, Fort Lauderdale, FL 33309.

FORT LAUDERDALE, FL
MAY 31, 2005

     THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004 (OTHER THAN EXHIBITS THERETO) FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH PROVIDES ADDITIONAL INFORMATION ABOUT THE COMPANY, IS AVAILABLE ON THE INTERNET AT WWW.INKSURE.COM AND IS AVAILABLE IN PAPER FORM TO BENEFICIAL OWNERS OF THE COMPANY'S COMMON STOCK WITHOUT CHARGE UPON WRITTEN REQUEST TO EYAL BIGON, CHIEF FINANCIAL OFFICER, INKSURE TECHNOLOGIES INC., 1770 N.W. 64TH STREET, SUITE 350, FORT LAUDERDALE, FL 33309.

                                   APPENDIX A

                            INKSURE TECHNOLOGIES INC.
                        1770 N.W. 64th Street, Suite 350
                            Fort Lauderdale, FL 33309
                                      PROXY

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JULY 7, 2005

     The undersigned hereby appoints Yaron Meerfeld and Eyal Bigon, and each of them singly, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated herein, all shares of the capital stock of InkSure Technologies Inc. (the "Company") held of record by the undersigned on May 20, 2005, at the annual meeting of the stockholders of the Company to be held on July 7, 2005 or any adjournment thereof.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If this proxy is signed and returned without specific direction, this proxy will be voted for Proposals 1 and 2.

1. To elect the following nominees as Directors of the Company to serve until the next annual meeting of stockholders and until their successors are elected and qualified.

     NOMINEES                            FOR                           WITHHELD

     Elie Housman                        [_]                             [_]
     Yaron Meerfeld                      [_]                             [_]
     James E. Lineberger                 [_]                             [_]
     Philip M. Getter                    [_]                             [_]
     Michael Acks                        [_]                             [_]
     Albert Attias                       [_]                             [_]
     David W. Sass                       [_]                             [_]

2. To ratify the selection of Brightman Almagor & Co., CPA, A member firm of Deloitte Touche Tohmatsu to serve as auditors for the Company for the current fiscal year of the Company.

         FOR [_]                AGAINST [_]             ABSTAIN [_]

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. If you wish to vote in accordance with the recommendations of the Directors, just sign below. You need not mark any boxes.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

Please sign below. When signing as attorney or as an executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized official. If a partnership, please sign in partnership name by authorized person.

_____________________________________
Stockholder name



By:_________________


Its:_________________                   Date:_________________


Kindly sign, date and return this proxy promptly using the enclosed envelope if you are not planning to attend the annual meeting. If you do attend and wish to vote personally, you may revoke your proxy at any time before it is exercised.


                                     - 2 -